                                  EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                          Six months ended
                                                                                                              June 30,
                                                                                                      -----------------------------
                                                                                                      1997                     1996
                                                                                                     -------                 -------

Net income .......................................................................                   $3,975                   $3,090

Weighted average common shares outstanding .......................................                    4,290                    4,255

                                                                                                     ------                   ------

NET INCOME PER COMMON SHARE ......................................................                   $ 0.93                   $ 0.73
                                                                                                     ======                   ======
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